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[BARR PHARMACEUTICALS, INC. LOGO]                                   Exhibit 99.1


400 Chestnut Ridge Road                                  N E W S   R E L E A S E
Woodcliff Lake, NJ 07677
201-930-3300

CONTACT:          Carol A. Cox, 201-930-3720   EMAIL:    ccox@barrlabs.com

Barr Changes State of Incorporation to Delaware
Company changes Name to Barr Pharmaceuticals, Inc.

Woodcliff Lake, NJ - January 2, 2004... Barr Pharmaceuticals, Inc. (NYSE-BRL) today announced that Barr Laboratories, Inc. has completed the reincorporation from a New York to Delaware corporation that was approved by the shareholders of Barr Laboratories, Inc. at its October 2003 Annual Meeting. The reincorporation became effective December 31, 2003.

The reincorporation was accomplished by the merger of Barr Laboratories, Inc. into Barr Pharmaceuticals, Inc., which is incorporated in the state of Delaware. As a result, the Company's corporate name became Barr Pharmaceuticals, Inc.

As a result of the reincorporation, holders of common stock of Barr Laboratories, Inc. now own the same number of shares of common stock in Barr Pharmaceuticals, Inc. Shares in Barr Pharmaceuticals, Inc. will continue to trade on the New York Stock Exchange under the ticker symbol BRL. Shareholders do not need to exchange share certificates.

Prior to the reincorporation, the Company contributed its principal operating assets to Barr Laboratories, Inc., a newly formed, wholly owned Delaware subsidiary. Barr Pharmaceuticals, Inc. will continue operations through its subsidiaries as a holding company.

Barr Pharmaceuticals, Inc. and its subsidiaries are engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

Forward-Looking Statements
The following press release contains a number of forward-looking statements. To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by their use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge
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[BARR PHARMACEUTICALS, INC. LOGO]                                   Exhibit 99.1


settlements and patent infringement cases; the difficulty of predicting the timing of U.S. Food and Drug Administration, or FDA, approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; the success of our product development activities; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing; the ability to develop and launch new products on a timely basis; the availability of raw materials; the availability of any product we purchase and sell as a distributor; our mix of product sales between manufactured products, which typically have higher margins, and distributed products; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing new enterprise resource planning systems; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; and other risks detailed from time to time in our filings with the Securities and Exchange Commission..

[EDITOR'S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire's News On-Call site at http://www.prnewswire.com/corp/089750.html. Barr news releases and corporate information are also available on Barr's website (www.barrlabs.com). ]


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